Exhibit 99.1

ReachLocal Reports Fourth Quarter and Full Year 2013 Results

2013 Revenue of $514.1 Million, Up 13% Year-over-Year; 35% Revenue Growth in International Markets (41% on a Constant Currency Basis)

Sold Over 1,200 ReachEdge Software Licenses

(WOODLAND HILLS, CA) – February 11, 2014 - ReachLocal, Inc. (NASDAQ:RLOC), a leader in local online marketing and commerce solutions for small- and medium-sized businesses (SMBs), today reported financial results for the fourth quarter and full year 2013.

Highlights:

●

Annual revenue growth of 13%, with 35% growth in international markets (41% on a constant currency basis) and 14% growth in the direct local channel. Fourth quarter revenue growth of 11%, highlighted by 34% growth in international markets (41% on a constant currency basis) and 11% growth in the direct local channel.

●

Annual international revenue grew to 34% of revenue (34% on a constant currency basis), up from 28% of revenue for 2012. Fourth quarter international revenue grew to 36% of revenue (38% on a constant currency basis), up from 30% in Q4 2012.

●

Annual Adjusted EBITDA of $32.8 million and fourth quarter Adjusted EBITDA of $6.0 million reflecting both the classification of ClubLocal as a discontinued operation and the $4.8 million impairment of amounts due from Oxata. Absent the Oxata impairment, Adjusted EBITDA would have been $10.8 million and $37.6 million for the fourth quarter and year, respectively.

●

Expanded European footprint with new operations in Belgium and Austria, expanded presence in major markets including Brazil and Japan, and launched operations directly in Mexico in first quarter of 2014.

●	Successfully developed and deployed ReachEdge, a marketing automation software product, selling more than 1,200 licenses since September 2013.
●	Initiated sales realignment in the fourth quarter aimed at reaccelerating growth in North America and facilitating ReachLocal’s ability to sell a new multiproduct solution set.
●	Active Advertisers grew 9% and Active Campaigns grew 8%, both for the year and the quarter.
●	Repurchased 1,394,000 shares of stock for $18.9 million during 2013 at an average price of $13.55 per share; ReachLocal has repurchased 3,380,000 shares for $36.3 million to date.

Management Commentary

“ReachLocal’s 2013 was highlighted by strong revenue growth in our international markets, solid Adjusted EBITDA growth and a promising debut of our ReachEdge marketing automation product,” said David Carlick, interim CEO and chairman of the board. “In December 2013, we executed a complete realignment of our direct local sales force in North America. This initiative, combined with the expansion of both our inside sales program and our product suite, is designed to accelerate our growth in North America. While these changes negatively impacted our fourth quarter revenue results and will require increased investment in 2014, we believe these initiatives mark the transition of ReachLocal to a product-focused technology company with a significantly expanded market opportunity, serving the digital marketing needs of SMBs globally.”

Q4 Quarterly Results at a Glance

(Table amounts in 000’s except key metrics and per share amounts)

	Q4 2013	Q4 2012	% Change
Revenue	$132,893	$120,045	11%
Net Income from Continuing Operations	$728	$893	(18)%
Net Income from Continuing Operations per Diluted Share	$0.03	$0.03	—%
Net Loss	$(585)	$(394)	(48)%
Net Loss per Diluted Share	$(0.02)	$(0.01)	(100)%
Non-GAAP Net Income*	$1,555	$4,485	(65)%
Non-GAAP Net Income per Diluted Share*	$0.05	$0.15	(67)%
Adjusted EBITDA*	$5,991	$7,776	(23)%
Underclassmen Expense **	$13,214	$11,426	16%
Cash Flow from Continuing Operations*	$1,468	$12,145	(88)%
Cash Flow from Operating Activities*	$967	$10,917	(91)%

* ClubLocal operations were classified as discontinued operations during the fourth quarter of 2013 and the Company recorded a loss of $1.3 million from those discontinued operations. The definitions for Adjusted EBITDA and Non-GAAP Net Income, as set forth in full below, exclude discontinued operations. Supplemental information showing the pro forma effect of classifying ClubLocal to discontinued operations for other historical periods is accessible on the “Investors” section of ReachLocal’s website at www.reachlocal.com.

Revenue by Channel and Geography:
Direct Local Revenue	$105,958	$95,779	11%
National Brands, Agencies and Resellers (NBAR) Revenue	$26,935	$24,267	11%
International Revenue (included above)	$48,251	$36,091	34%

2013 Annual Results and Key Metrics at a Glance

(Table amounts in 000’s except key metrics and per share amounts)

	FY 2013	FY 2012	% Change
Revenue	$514,070	$454,957	13%
Net Income from Continuing Operations*	$3,051	$4,165	(27)%
Net Income from Continuing Operations per Diluted Share*	$0.10	$0.14	(29)%
Net Loss	$(2,483)	$(232)	(970)%
Net Loss per Diluted Share	$(0.09)	$(0.01)	(800)%
Non-GAAP Net Income*	$11,882	$17,414	(32)%
Non-GAAP Net Income per Diluted Share*	$0.41	$0.60	(32)%
Adjusted EBITDA*	$32,801	$28,052	17%
Underclassmen Expense **	$48,944	$45,250	8%
Cash Flow from Continuing Operations*	$30,688	$46,604	(34)%
Cash Flow from Operating Activities	$26,687	$42,343	(37)%

* See note above regarding the classification of ClubLocal as a discontinued Operation.

Revenue by Channel and Geography:
Direct Local Revenue	$410,278	$359,120	14%
National Brands, Agencies and Resellers (NBAR) Revenue	$103,792	$95,838	8%
International Revenue (included above)	$172,333	$127,833	35%

Key Metrics (at period end):
Active Advertisers	23,900	22,000	9%
Active Campaigns	35,200	32,500	8%
Total Upperclassmen **	442	419	5%
Total Underclassmen **	482	405	19%
Total IMCs **	924	824	12%

** In connection with the realignment of the North American sales force in December 2013, the job descriptions of the outside sales force in North America changed. As a result of the realignment, we will no longer be reporting IMC counts or Underclassmen Expense. The non-GAAP calculations presented here for the period ended December 31, 2013 are made on a pro forma basis as if the realignment had not occurred and the salespeople employed on December 31, 2013 had retained their previous job roles and maturities.

Business Outlook

“The realignment of our North American sales force will continue to impact our results in the first half of 2014,” said Ross Landsbaum, CFO. “As part of the realignment, we recently reduced our infrastructure costs in North America through a reduction in headcount and real estate rationalization, which we expect to result in over $8 million in savings in 2014. We are simultaneously stepping up investment in our large, high-growth international markets, accelerating technology development and expanding our inside sales organization both domestically and internationally. This increased investment will have a negative impact on Adjusted EBITDA and revenue growth in the first half 2014, but we believe that this will position us for a stronger second half of this year, which we further believe will lead to revenue growth in the range of 15% to 20% and Adjusted EBITDA margins between 8% and 10% in 2015.”

The Company’s outlook is as follows:

First Quarter 2014

●	Revenues in the range of $124 million to $126 million

●	Adjusted EBITDA in the range of $0.25 million to $0.75 million

Calendar Year 2014

●	Revenues in the range of $580 million to $600 million

●	Adjusted EBITDA in the range of $23 million to $27 million

Conference Call and Webcast Information

The ReachLocal fourth quarter and fiscal year 2013 teleconference and webcast is scheduled to begin at 2:00 p.m. Pacific Time on Tuesday, February 11, 2014. To participate on the live call, analysts and investors should dial 1-877-941-8416 at least ten minutes prior to the call. ReachLocal will also offer a live and archived webcast of the conference call, accessible from the “Investors” section of the Company’s Web site at www.reachlocal.com.

Use of Non-GAAP Measures

ReachLocal management evaluates and makes operating decisions using various financial and operational metrics. In addition to the Company’s GAAP results, management also considers non-GAAP measures of non-GAAP net income (loss), non-GAAP net income (loss) per share, and Adjusted EBITDA. Management believes that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. The attached tables provide a reconciliation of these non-GAAP financial measures with the most directly comparable GAAP financial measures. Management also tracks and reports Active Advertisers and Active Campaigns, as management believes that these metrics are important gauges of the progress of the Company’s performance. Historically, management also tracked and reported Underclassmen Expense and the total number of Internet Marketing Consultants (IMCs), but due to the Company’s North American sales force realignment in December 2013, management does not believe Underclassmen Expense or IMC counts will be comparable or useful in the future.

The non-GAAP net income is defined as net income (loss) from continuing operations before (a) stock-based compensation related expense (including the related adjustment to amortization of capitalized software development costs) and (b) acquisition related costs. Adjusted EBITDA is defined as net income (loss) from continuing operations before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, stock-based compensation, the effects of accounting for business combinations (including any impairment of acquired intangibles and, in the case of the acquisition of SMB:LIVE, the deferred cash consideration) and amounts included in other non-operating income or expense.

Acquisition Related Costs: Acquisition related costs, including the amortization and any impairment of acquired intangibles and the deferred cash consideration for the SMB:LIVE acquisition, are excluded from the non-GAAP operating results as these are non-recurring charges which the Company would not have incurred as part of continuing operations.

Each of these non-GAAP measures, while having utility, also has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. Some of these limitations are:

●	Adjusted EBITDA does not reflect the Company’s cash expenditures for capital equipment or other contractual commitments;

●

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect capital expenditure requirements for such replacements;

●	Adjusted EBITDA does not reflect changes in, or cash requirements for, the Company’s working capital needs;

●	Adjusted EBITDA and non-GAAP net income (loss) do not consider the potentially dilutive impact of issuing equity-based compensation to the Company’s management and other employees;

●

Adjusted EBITDA does not reflect the potentially significant interest expense or the cash requirements necessary to service interest or principal payments on indebtedness that the Company may incur in the future;

●

Adjusted EBITDA does not reflect income and expense items that relate to the Company’s financing and investing activities, any of which could significantly affect the Company’s results of operations or be a significant use of cash;

●	Adjusted EBITDA and non-GAAP net income (loss) do not reflect costs or expenses associated with accounting for business combinations;

●	Adjusted EBITDA does not reflect certain tax payments that may represent a reduction in cash available to the Company; and

●	Other companies, including companies in the same industry, calculate Adjusted EBITDA and non-GAAP net income (loss) measures differently, which reduces their usefulness as a comparative measure.

Adjusted EBITDA is not intended to replace operating income (loss), net income (loss) and other measures of financial performance reported in accordance with GAAP. Rather, Adjusted EBITDA is a measure of operating performance that may be considered in addition to those measures. Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to the Company to invest in the growth of the business.

Underclassmen Expense is a number the Company calculates to approximate its investment in Underclassmen and is comprised of the selling and marketing expenses allocated to Underclassmen during a reporting period. The amount includes the direct salaries and allocated benefits of the Underclassmen (excluding commissions), training and sales organization expenses including depreciation allocated based on relative headcount and marketing expenses allocated based on relative revenue. While management believes that Underclassmen Expense has provided useful information regarding the Company’s approximated investment in Underclassmen, the methodology used to arrive at the estimated Underclassmen Expense was developed internally by the Company, is not a concept or method recognized by GAAP and other companies may use different methodologies to calculate or approximate measures similar to Underclassmen Expense. Accordingly, the calculation of Underclassmen Expense may not be comparable to similar measures used by other companies. Management refers to sales through its sales force of Internet Marketing Consultants as its Direct Local channel. As the sale to agencies, resellers and national brands involves negotiations with businesses that generally represent an aggregated group of SMB advertisers, management groups them together as the National Brands, Agencies and Resellers (NBAR) channel.

Active Advertisers is a number the Company calculates to approximate the number of clients directly served through our Direct Local channel as well as clients served through our National Brands, Agencies and Resellers channel. We calculate Active Advertisers by adjusting the number of Active Campaigns to combine clients with more than one Active Campaign as a single Active Advertiser. Clients with more than one location are generally reflected as multiple Active Advertisers. Because this number includes clients served through the National Brands, Agencies and Resellers channel, Active Advertisers includes entities with which we do not have a direct client relationship. Numbers are rounded to the nearest hundred.

Active Campaigns is a number we calculate to approximate the number of individual products or services we are managing under contract for Active Advertisers. For example, if we were performing both ReachSearch and ReachDisplay campaigns for a client, we consider that two Active Campaigns. Similarly, if a client purchased ReachSearch campaigns for two different products or purposes, we consider that two Active Campaigns. Numbers are rounded to the nearest hundred.

Caution Concerning Forward-Looking Statements

Statements in this press release regarding the Company’s guidance for future periods and the quotes from management constitute “forward-looking” statements within the meaning of the Securities Exchange Act of 1934. These statements reflect the Company’s current views about future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievement to materially differ from those expressed or implied by the forward-looking statements. Actual events or results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including: (i) the Company’s ability to purchase media and receive rebates from Google, Yahoo! and Microsoft under commercially reasonable terms; (ii) the Company’s ability to recruit, train and retain its salespeople and the success of the Company’s sales realignment; (iii) the Company’s ability to attract and retain customers; (iv) the Company’s ability to successfully enter new markets and manage its international expansion; (v) the Company’s ability to successfully develop and offer new products and services in the highly competitive online advertising industry; (vi) the impact of worldwide economic conditions, including the resulting effect on advertising budgets; and (vii) the Company’s ability to comply with government regulation affecting our business, including regulations or policies governing consumer privacy. More information about these factors and other potential factors that could affect the Company's business and financial results is contained in its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

About ReachLocal, Inc.

ReachLocal, Inc. (Nasdaq:RLOC) develops online marketing and transaction solutions that power local commerce for SMBs, from lead generation and lead conversion to booking and buying. Our global distribution network includes local Internet marketing consultants and service professionals, along with select third-party agencies and resellers throughout Canada, Australia, Austria, Belgium, Brazil, Czech Republic, Germany, Japan, the Netherlands, New Zealand, Poland, Russia, Singapore, Slovakia, the United Kingdom, and the United States. ReachLocal is headquartered in Woodland Hills, Calif. Subscribe to ReachLocal’s free newsletter to receive news, tips, and other online marketing insights.

Investor Relations: Alex Wellins The Blueshirt Group (415) 217-5861 alex@blueshirtgroup.com	Media Contact: Dana M. Harris Vice President, Communications (818) 936-9904 dana.harris@reachlocal.com

REACHLOCAL, INC.

UNAUDITED BALANCE SHEETS

(in thousands, except per share data)

	December 31,	December 31,
	2013	2012
Assets
Current Assets:
Cash and cash equivalents	$79,732	$92,320
Short-term investments	545	3,149
Accounts receivable, net	9,699	5,689
Other receivables and prepaid expenses	8,746	8,889
Deferred tax assets	1,250	-
Assets of discontinued operations	3,415	1,256
Total current assets	103,387	111,303

Property and equipment, net	12,903	11,040
Capitalized software development costs, net	17,300	13,558
Restricted certificates of deposit	1,436	1,226
Intangible assets, net	1,270	2,442
Other assets	7,630	4,044
Goodwill	42,083	42,083
Total assets	$186,009	$185,696

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$36,970	$35,233
Accrued compensation and benefits	17,280	14,496
Deferred revenue	33,013	34,142
Other current liabilities	15,089	14,887
Liabilities of discontinued operations	1,324	1,032
Total current liabilities	103,676	99,790

Deferred rent and other liabilities	3,965	4,020
Total liabilities	107,641	103,810

Stockholders’ Equity:
Common stock	-	-
Receivable from stockholder	(73)	(89)
Additional paid-in capital	111,934	110,573
Accumulated deficit	(29,559)	(27,076)
Accumulated other comprehensive loss	(3,934)	(1,522)
Total stockholders’ equity	78,368	81,886
Total liabilities and stockholders’ equity	$186,009	$185,696

REACHLOCAL, INC.

UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenue	$132,893	$120,045	$514,070	$454,957
Cost of revenue	65,662	59,411	256,450	226,482
Operating expenses:
Selling and marketing	46,833	43,906	182,854	164,168
Product and technology	5,512	5,342	22,240	18,980
General and administrative	15,957	10,206	46,362	40,378
Total operating expenses	68,302	59,454	251,456	223,526
Operating Income (loss)	(1,071)	1,180	6,164	4,949
Other income, net	64	237	586	556
Income (loss) from continuing operations before income taxes	(1,007)	1,417	6,750	5,505
Income tax provision (benefit)	(1,735)	524	3,699	1,340
Income from continuing operations	728	893	3,051	4,165
Loss from discontinued operations, net of income taxes	(1,313)	(1,287)	(5,534)	(4,397)
Net loss	$(585)	$(394)	$(2,483)	$(232)

Net income (loss) per share:

Basic:
Income from continuing operations	$0.03	$0.03	$0.11	$0.15
Loss from discontinued operations, net of income taxes	(0.05)	(0.05)	(0.20)	(0.16)
Net loss per share	$(0.02)	$(0.01)	$(0.09)	$(0.01)

Diluted:
Income from continuing operations	$0.03	$0.03	$0.10	$0.14
Loss from discontinued operations, net of income taxes	(0.05)	(0.05)	(0.20)	(0.16)
Net loss per share	$(0.02)	$(0.01)	$(0.09)	$(0.01)

Weighted average common shares used in the computation of income (loss) per share:
Basic	27,527	28,254	27,850	28,348
Diluted	28,520	29,131	29,137	28,896

Stock-based compensation, net of capitalization, and depreciation and amortization included in above line items:

Stock-based compensation:
Cost of revenue	$255	$83	$697	$258
Selling and marketing	826	648	3,040	1,756
Product and technology	200	327	627	1,194
General and administrative	2,023	1,520	7,141	6,261
	$3,304	$2,578	$11,505	$9,469

Depreciation and amortization:
Cost of revenue	$182	$305	$761	$706
Selling and marketing	625	860	2,925	2,418
Product and technology	2,472	2,556	10,214	8,924
General and administrative	443	297	1,196	1,554
	$3,722	$4,018	$15,096	$13,602

REACHLOCAL, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except per share data)

	Year Ended December 31,
	2013	2012
Cash flows from operating activities:
Income from continuing operations	$3,051	$4,165
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	15,096	13,602
Stock-based compensation	11,505	9,469
Excess tax benefits from stock-based awards	(1,185)	-
Provision for doubtful accounts	2,304	13
Impairment of loan to franchisee	3,279	-
Deferred taxes, net	(3,500)	212
Changes in operating assets and liabilities:
Accounts receivable	(6,317)	(1,396)
Other receivables and prepaid expenses	121	360
Other assets	(1,175)	(118)
Accounts payable and accrued expenses	7,987	12,604
Deferred revenue, rent and other liabilities	(478)	7,693
Net cash provided by operating activities, continuing operations	30,688	46,604
Net cash used for operating activities, discontinued operations	(4,001)	(4,261)
Net cash provided by operating activities	26,687	42,343

Cash flows from investing activities:
Additions to property, equipment and software	(19,748)	(15,013)
Acquisitions, net of acquired cash	(363)	(3,976)
Loan to franchisee	(1,221)	(1,863)
Investment in partnership	(2,500)	-
Purchases of certificates of deposit and short-term investments	(360)	(9,069)
Maturities of certificates of deposits and short-term investments	2,561	6,646
Net cash used in investing activities, continuing operations	(21,631)	(23,275)
Net cash used in investing activities, discontinued operations	(3,181)	(1,323)
Net cash used in investing activities	(24,812)	(24,598)

Cash flows from financing activities:
Proceeds from exercise of stock options	6,681	1,783
Excess tax benefits from stock-based awards	1,185	-
Common stock repurchases	(18,963)	(10,963)
Net cash used in financing activities	(11,097)	(9,180)

Effect of exchange rate changes on cash and cash equivalents	(3,366)	(770)

Net change in cash and cash equivalents	(12,588)	7,795
Cash and cash equivalents—beginning of period	92,320	84,525
Cash and cash equivalents—end of period	$79,732	$92,320

REACHLOCAL, INC.

Reconciliation of Adjusted EBITDA to Operating Income (Loss)

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
Operating income (loss)	$(1,071)	$1,180	$6,164	$4,949
Add:
Depreciation and amortization	3,722	4,018	15,096	13,602
Stock-based compensation	3,304	2,578	11,505	9,469
Acquisition and integration costs	36	-	36	32
Adjusted EBITDA (1)	$5,991	$7,776	$32,801	$28,052

Underclassmen Expense (2)	$13,214	$11,426	$48,944	$45,250

REACHLOCAL, Inc.

Reconciliation of GAAP to Non-GAAP Operating Results for Three Months Ended December 31, 2013 and 2012

(in thousands, except per share amounts)

	Three Months Ended December 31, 2013				Three Months Ended December 31, 2012
		Adjustments:				Adjustments:
	GAAP Operating Results "As Reported"	Stock-based Compensation Related Expense (3)	Acquisition Related Costs (4)	Non-GAAP Operating Results	GAAP Operating Results "As Reported"	Stock-based Compensation Related Expense (3)	Acquisition Related Costs (4)	Non-GAAP Operating Results
Revenue	$132,893	-	-	$132,893	$120,045	-	-	$120,045

Cost of revenue	65,662	(254)	-	65,408	59,411	(99)	(79)	59,233

Operating expenses:
Sales and marketing	46,833	(827)	-	46,006	43,906	(620)	-	43,286
Product and technology	5,512	(284)	(259)	4,969	5,342	(668)	(535)	4,139
General and administrative	15,957	(2,024)	(37)	13,896	10,206	(1,520)	-	8,686
Total operating expenses	68,302	(3,135)	(296)	64,871	59,454	(2,808)	(535)	56,111
Operating income (loss)	(1,071)	3,389	296	2,614	1,180	2,907	614	4,701
Other income, net	64	-	-	64	237	-	-	237
Income (loss) from continuing operations before income taxes	(1,007)	3,389	296	2,678	1,417	2,907	614	4,938
Income tax provision (benefit)	(1,735)	2,261	597	1,123	524	-	(71)	453
Income from continuing operations	$728	1,128	(301)	$1,555	$893	2,907	685	$4,485

Net income per share
Basic income per share	$0.03			$0.06	$0.03			$0.16
Diluted income per share	$0.03			$0.05	$0.03			$0.15

Weighted average shares outstanding
Basic	27,527			27,527	28,254			28,254
Diluted	28,520			28,520	29,131			29,131

REACHLOCAL, Inc.

Reconciliation of GAAP to Non-GAAP Operating Results for Twelve Months Ended December 31, 2013 and 2012

(in thousands, except per share amounts)

	Twelve Months Ended December 31, 2013				Twelve Months Ended December 31, 2012
		Adjustments:				Adjustments:
	GAAP Operating Results "As Reported"	Stock-based Compensation Related Expense (3)	Acquisition Related Costs (4)	Non-GAAP Operating Results	GAAP Operating Results "As Reported"	Stock-based Compensation Related Expense (3)	Acquisition Related Costs (4)	Non-GAAP Operating Results
Revenue	$514,070	-	-	$514,070	$454,957	-	-	$454,957

Cost of revenue	256,450	(698)	(21)	255,731	226,482	(297)	(116)	226,069

Operating expenses:
Sales and marketing	182,854	(3,041)	-	179,813	164,168	(1,742)	-	162,426
Product and technology	22,240	(1,616)	(1,166)	19,458	18,980	(2,541)	(1,544)	14,895
General and administrative	46,362	(7,142)	(37)	39,183	40,378	(6,261)	(536)	33,581
Total operating expenses	251,456	(11,799)	(1,203)	238,454	223,526	(10,544)	(2,080)	210,902
Operating income	6,164	12,497	1,224	19,885	4,949	10,841	2,196	17,986
Other income, net	586	-	-	586	556	-	-	556
Income from continuing operations before income taxes	6,750	12,497	1,224	20,471	5,505	10,841	2,196	18,542
Income tax provision (benefit)	3,699	4,445	445	8,589	1,340	-	(212)	1,128
Income from continuing operations	$3,051	8,052	779	$11,882	$4,165	10,841	2,408	$17,414

Net income per share
Basic income per share	$0.11			$0.43	$0.15			$0.61
Diluted income per share	$0.10			$0.41	$0.14			$0.60

Weighted average shares outstanding
Basic	27,850			27,850	28,348			28,348
Diluted	29,137			29,137	28,896			28,896

REACHLOCAL, INC.

Reconciliation of GAAP to Constant Currency Revenue

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

North American GAAP Revenue	$84,641	$83,954	$341,737	$327,124
Constant Currency Adjustment	234	-	489	-
North American Revenue at Constant Currency (5)	$84,875	$83,954	$342,226	$327,124

As Reported Growth Rates	0.8%	11.6%	4.5%	13.1%
Constant Currency Growth Rates	1.1%	11.6%	4.6%	13.1%

International GAAP Revenue	$48,252	$36,091	$172,333	$127,833
Constant Currency Adjustment	2,716	-	7,337	-
International Revenue at Constant Currency (5)	$50,968	$36,091	$179,670	$127,833

As Reported Growth Rates	33.7%	47.0%	34.8%	48.7%
Constant Currency Growth Rates	41.2%	47.0%	40.6%	48.7%

Consolidated GAAP Revenue	$132,893	$120,045	$514,070	$454,957
Constant Currency Adjustment	2,950	-	7,826	-
Consolidated Revenue at Constant Currency (5)	$135,843	$120,045	$521,896	$454,957

As Reported Growth Rates	10.7%	20.3%	13.0%	21.2%
Constant Currency Growth Rates	13.2%	20.3%	14.7%	21.2%

Footnotes

(1) Adjusted EBITDA is defined as net income (loss) from continuing operations before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, stock-based compensation, the effects of accounting for business combinations (including any impairment of acquired intangibles and, in the case of the acquisition of SMB:LIVE, the deferred cash consideration) and amounts included in other non-operating income or expense.

(2) Underclassmen Expense is a number the Company calculates to approximate its investment in Underclassmen and is comprised of the selling and marketing expenses allocated to Underclassmen during a reporting period. The amount includes the direct salaries and allocated benefits of the Underclassmen (excluding commissions), training and sales organization expenses including depreciation allocated based on relative headcount and marketing expenses allocated based on relative revenue.

(3) Stock-based Compensation Related Expense: Includes stock-based compensation expense and the related adjustment to amortization of capitalized software development costs.

(4) Acquisition Related Costs, including the amortization and any impairment of acquired intangibles, are excluded from the non-GAAP operating results as these are non-recurring charges which the Company would not have incurred as part of continuing operations.

(5) Constant currency revenues are determined by recalculating net revenues denominated in currencies other than U.S. Dollars in the current fiscal period using average exchange rates for that particular currency during the corresponding financial period of the prior year. The company uses this non-GAAP measure to evaluate performance on a comparable basis excluding the impact of foreign currency fluctuations. Where constant currency revenue is presented for a period longer than one fiscal quarter, it is computed as the sum of the amount separately calculated for each quarter during that period.